UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

Grasshopper Staffing, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36564	46-3052781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3847 River Vista Way, Louisville, TN	37777
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (865) 719-8160

200 S. Victoria Avenue

Pueblo, CO  81003

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

On March 13, 2018 Grasshopper Staffing, Inc. entered into a Share Exchange Agreement with IndeLiving Holdings, Inc., a Florida corporation (“IndeLiving”), and the shareholders of IndeLiving pursuant to which we acquired 100% of the outstanding capital stock of IndeLiving from its shareholders in exchange for an aggregate of 5,200,000 shares of our common stock.  Founded in 2016 and based in Knoxville, Tennessee, IndeLiving has developed a health monitoring system for assisted living centers. IndeLiving is an early stage company that uses proprietary technology to monitor seniors in real time by both care givers and family assist.  This monitoring technology assists seniors living independently or in an assisted living facility and their caregivers. The monitoring system is customized to the needs of the individual senior and, if applicable, to assisted living facility requirements. It provides real-time information to a monitoring stations at the assisted living facilities. It also can be set up to provide real time information via text, voice and email to family members or other caregivers. The residential model called “Inde Home” is a monitoring concept with custom modifications that can be applied to individual seniors in a variety of applications including Seniors living independently in their own home, with family members or in an assisted living or retirement community. For the year ended December 31, 2017 IndeLiving had gross revenues in 2017 of approximately $135,000.

The Share Exchange Agreement contains customary confidentiality provisions.  The description of the Share Exchange Agreement is qualified in its entirety by reference to the full agreement which is filed as Exhibit 10.1 to this report.

Item 3.02

Unregistered Sales of Equity Securities.

On March 13, 2018 we issued and sold $700,000 principal amount convertible promissory notes (the “Convertible Notes”) to 12 purchasers in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder.  The purchasers were accredited or otherwise sophisticated investors who had access to business and financial information on our company. We did not pay any commissions or finders fees in connection with the sale of the Convertible Notes. The proceeds from these sales were used to satisfy our payroll tax liabilities to the Internal Revenue Service of approximately $63,000, and the balance will be used for working capital.

The Convertible Notes are unsecured and will pay interest in cash at the rate of 5% per annum, in arrears, maturing one year from the date of issuance (the "Maturity Date"). The principal and accrued interest is convertible at any time prior to the Maturity Date at the option of the holder into shares of our common stock at a conversion price of $0.50 per share (the "Conversion Price"). At any time prior to the Maturity Date that we should conclude the sale of equity securities in a private offering (the “Qualified Private Offering Securities”) resulting in gross proceeds to us of at least $1,000,000 (a “Qualified Private Offering”), concurrent with the first closing of such Qualified Private Offering all principal and accrued interest due under the Convertible Note will automatically convert into shares of the our common stock at the Conversion Price. The description of the terms and conditions of the Convertible Notes is qualified in its entirety by reference to note which is filed as Exhibit 10.2 to this report.

As described in Item 1.01 of this report, in connection with our acquisition of IndeLiving on March 13, 2018 we issued an aggregate of 5,200,000 shares of our common stock valued at approximately $6,968,000 to six accredited investors in a private transaction exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

As described in Item 5.02 of this report, in connection with the Employment Agreement we entered into with Mr. Boruff, on March 13, 2018 we granted him options to purchase 2,500,000 shares of our common stock. Mr. Boruff is an accredited investor and the grant was made in reliance on an exemption provided by Section 4(a)(2) of the Securities Act.

Item 5.01

Changes in Control of Registrant.

Concurrent with the closing of the Share Exchange Agreement with IndeLiving, a change of control of our company has occurred.  Mr. Scott M. Boruff, who was appointed our sole officer and director at closing, is the manager of Platinum Equity Advisors, LLC (“Platinum Equity”), which was the record owner of approximately 29% of our outstanding common stock immediately prior to the closing of the Share Exchange Agreement.  Platinum Equity was also a principal shareholder of IndeLiving and received an additional 3,664,854 shares of our common stock pursuant to terms of the Share Exchange Agreement in exchange for the shares of IndeLiving it held.  Following this transaction, Platinum Equity now holds approximately 36% of our outstanding common stock.  Mr. Boruff, in his position as Manager of Platinum Equity, has shared right to direct the vote and disposition of securities owned by Platinum Equity.  Mr. Boruff disclaims beneficial ownership of the shares of our common stock owned by Platinum Equity except to the extent of his pecuniary interest therein.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2018 in connection with the closing of the Share Exchange Agreement with IndeLiving, Mr. Boruff was appointed to our Board of Directors and as our Chief Executive Officer.  Concurrently, Mr. Jeremy Gindro resigned as a member of our Board of Directors and Ms. Melanie Osterman, who had previously served as our President, resigned as an officer of our company, but remains an officer and employee of our Grasshopper Staffing subsidiary.  Biographical information for Mr. Boruff is as follows:

Scott M. Boruff.  Mr. Boruff, 54, has been the sole officer and director of IndeLiving Holdings, Inc. since the company’s formation in 2016.  He has also served as the Manager of Platinum Equity Advisors, LLC (“Platinum Equity”) since its formation in 2016.  In addition to providing consulting and advisory services, Platinum Equity has interests in a real estate brokerage firm and a luxury real estate auction firm.  Mr. Boruff is a proven executive with a diverse business background in investment banking and real estate development.  He currently serves as Manager of Own Shares, LLC, a privately-held holding company with interests in various entertainment ventures, and Managing Member of Stonewalk Companies, privately held real estate development company.  As a professional in investment banking, he specialized in consulting services and strategic planning with an emphasis on companies in the oil and gas field. Mr. Boruff served as a member of the Board of Directors of Miller Energy Resources, Inc., a publicly-traded company, from August 2008 until March 2016, serving as Executive Chairman of the Board of Directors from September 2014 until March 2016 and Chief Executive Officer from August 2008 to September 2014. In October 2015, when it was being led by a successor management team, Miller Energy Resources, Inc. filed a voluntary petition for reorganization under chapter 11 of title 11 of the U.S. Code in a pre-packaged bankruptcy.  It remained a debtor in possession and emerged from bankruptcy in March 2016.  Mr. Boruff was a director and 49% owner of Dimirak Securities Corporation, a broker-dealer and member of FINRA, from April 2009 until July 2012. In July 2012, Mr. Boruff sold his interest in Dimirak. He has more than 30 years of experience in developing commercial real estate projects and from 2006 to 2007 Mr. Boruff successfully led transactions averaging $150 to $200 million in size while serving as a director of Cresta Capital Strategies, LLC. Mr. Boruff received a Bachelor of Science degree in Business Administration from East Tennessee State University.

On March 13, 2018 we entered into a three year Employment Agreement with Mr. Boruff to serve as our Chief Executive Officer. As compensation, we agreed to pay him an annual salary of $300,000 and he is entitled to discretionary bonuses as may be awarded from time to time by our Board of Directors.  As additional compensation we granted him stock options to purchase 2,500,000 shares of our common stock at an exercise price of $3.00 per share, which exceeded the fair market price of our common stock on the date of grant, vesting in four equal annual installments commencing on the grant date.  The vesting date of any unvested options accelerates in the event of a Change in Control (as defined in the Employment Agreement).  Mr. Boruff is also entitled to paid vacation and sick leave, an automobile allowance and participation in any employee benefit plans or programs we may offer.  The initial term of the Employment Agreement will automatically renew for an additional one year term unless either party provides notice of non-renewal.

The Employment Agreement terminates upon the death or disability of Mr. Boruff, and may be terminated by us for cause, or by Mr. Boruff without cause or for good reason.  If the Employment Agreement is terminated for by us for cause, upon his death or disability, at non-renewal or by Mr. Boruff without good cause, he is only entitled to receive compensation through the date of termination.  If the Employment Agreement is terminated by us without cause or by Mr. Boruff for good reason, we are obligated to pay him severance equal to one year’s base salary and any unpaid incentive compensation.  In addition, if at any time during the term of the Employment Agreement Mr. Boruff’s employment is terminated by us without cause within two years after a Change in Control of our company, or in the 90 days prior the Change in Control at the request of the acquiror, we are obligated to pay him an amount equal to 2.99 times his annualize compensation.  “Change in Control” is defined in the Employment Agreement to mean the acquisition by any person of beneficial ownership of our securities representing greater than 50% of the combined voting power of our then outstanding voting securities.

The Employment Agreement contains customary invention assignment, non-compete and non-solicitation provisions. The descriptions of the terms and conditions of the Employment Agreement with Mr. Boruff and the stock option granted to him there are qualified in its entirety by reference to agreements which are filed as Exhibits 10.3 and 10.4, respectively, to this report.

Item 9.01

Entry into a Material Definitive Agreement.

(a)

Financial statements of business acquired.

The required financial statements of IndeLiving will be filed under an amendment to this report within the time period prescribed by the applicable rules.

(b)

Pro forma financial information.

The required pro forma financial information will be filed under an amendment to this report within the time period prescribed by the applicable rules.

(d)

Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement dated March 13, 2018 by and among Grasshopper Staffing, Inc., IndeLiving Holdings, Inc. and the shareholders of IndeLiving Holdings, Inc. *
10.2	Form of Convertible Promissory Note*
10.3	Employment Agreement dated March 13, 2018 by and between Grasshopper Staffing, Inc. and Scott M. Boruff* ¥
10.4	Form of stock option dated March 13, 2018 granted to Scott M. Boruff * ¥

*

Filed herewith.

¥

Management compensation agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2018	Grasshopper Staffing, Inc.

By: /s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Share Exchange Agreement dated March 13, 2018 by and among Grasshopper Staffing, Inc., IndeLiving Holdings, Inc. and the shareholders of IndeLiving Holdings, Inc. *
10.2	Form of Convertible Promissory Note*
10.3	Employment Agreement dated March 13, 2018 by and between Grasshopper Staffing, Inc. and Scott M. Boruff* ¥
10.4	Form of stock option dated March 13, 2018 granted to Scott M. Boruff * ¥

*

Filed herewith.

¥

Management compensation agreement.